UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2005
BLAIR CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-00878	25-0691670

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer File Number)

220 Hickory Street, Warren, Pennsylvania		16366-0001

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (814) 723-3600
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     On August 17, 2005 Blair Corporation (“Blair”) issued a press release announcing the preliminary results of its self-tender offer commenced on July 20, 2005 at $42.00 per share for the purchase of up to 4,400,000 shares of its outstanding common stock for an aggregate price of approximately $185 million. The self-tender offer expired at 12:00 midnight, Eastern Daylight Time, on Tuesday, August 16, 2005 and was not extended. A copy of the press release announcing the preliminary results of Blair’s tender offer is filed with this report as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(a)	Financial statements of businesses acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Exhibits

Exhibit 99.1 Press release dated August 17, 2005.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 17, 2005	BLAIR CORPORATION
	By:	/s/ JOHN E. ZAWACKI
John E. Zawacki
President and Chief Executive Officer

By:	/s/ BRYAN J. FLANAGAN
Bryan J. Flanagan
Senior Vice President and Chief Financial Officer